Exhibit 10.2

SAN JOSE WATER COMPANY

CASH BALANCE

EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

PLAN AMENDMENT

The San Jose Water Company Cash Balance Executive Supplemental Retirement Plan, as amended and restated July 29, 2009 (the “Plan”), is hereby further amended, effective January 1, 2011, as set forth below. All capitalized terms not otherwise expressly defined in this Plan Amendment shall have the meanings assigned to them in the Plan.

1. The participation in the Plan by James P. Lynch (the “Executive”) shall be subject to the following modifications of the terms and provisions otherwise in effect for all other Participants in the Plan and shall, accordingly, apply to and govern his Compensation Credits under the Plan and the vesting of his Accrued Benefit thereunder:

(a) The For each Plan Quarter that the Executive remains an Eligible Employee participating in the Plan, Compensation Credits shall be made to such Executive’s Account in an amount determined in accordance with the provisions of Section 3.2(a) of the Plan but based on the following chart in lieu of the chart that otherwise appears in such Section 3.2(a):

Years of Credited Service	Percent of Compensation
Less than 20	15%
20 or more	16%

(b) Notwithstanding anything to the contrary in Section 4.1 of the Plan, the Executive shall vest in his Accrued Benefit under the Plan upon his completion of Years of Service as follows:

Years of Service Completed	Vested Percentage
Less than 3	None
3 or More	100%

2. Except as expressly modified by this Plan Amendment, all the terms and provisions of the Plan shall apply to the Executive and shall govern his participation in the Plan and his accrual of a Retirement Benefit thereunder.

3. This Plan Amendment shall not apply to any Participant in the Plan other than the Executive and shall have no effect or impact on any such other Participant’s benefit entitlement or benefit accrual under the Plan.

IN WITNESS WHEREOF, San Jose Water Company has caused its authorized officer to execute this Plan Amendment in its name and on its behalf on the date indicated below.

SAN JOSE WATER COMPANY

By:	/s/ W. Richard Roth
W. Richard Roth, President and
Chief Executive Officer

Dated:	September 29, 2010